UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: June 22, 2017

Function(x) Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212) 231-0092

(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 22, 2017, Function(x) Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders at which the stockholders (i) elected five (5) directors to serve on the Company’s Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified; (ii) ratified the appointment of BDO USA, LLC as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017; (iii) advised the Company’s Compensation Committee to approve the compensation paid to its named executive officers; and (iv) advised the Company to hold additional votes on named executive officer compensation every three (3) years.

The final stockholder voting results for these matters are as follows. It should be noted that the Company did not solicit proxies, as the holder of a majority of the Company’s common stock was voting for the proposals.

1.	Election of Directors:

	For	Against	Abstain	Broker Non-Votes*
Frank E. Barnes III	18,236,163	0	0	0
Peter Horan	18,236,163	0	0	0
Michael J. Meyer	18,236,163	0	0	0
Mitchell J. Nelson	18,236,163	0	0	0
Robert F.X. Sillerman	18,236,163	0	0	0

2.	Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017:

For	Against	Abstain	Broker Non-Votes*
18,236,163	0	0	0

3.	Advisory vote recommending the Company’s Compensation Committee approve the proposed compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes*
18,236,163	0	0	0

*Estimate

4.	Advisory vote recommending that future advisory votes on the compensation of the Company’s named executive officers be held every three (3) years.

For	Against	Abstain	Broker Non-Votes*
18,236,163	0	0	0

These matters were voted upon by the holders of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION(X) INC.

	By:	/s/ Mitchell J. Nelson
	Name:	Mitchell J. Nelson
	Title:	Executive Vice President and Secretary

DATE: June 27, 2017